                                  EXHIBIT 21.1


                WACKENHUT CORRECTIONS CORPORATION'S SUBSIDIARIES


WACKENHUT CORRECTIONS (UK) LIMITED

WACKENHUT CORRECTIONS CORPORATION AUSTRALIA PTY LIMITED

WACKENHUT CORRECTIONAL SERVICES PTY LIMITED

AUSTRALASIAN CORRECTIONAL MANAGEMENT PTY LIMITED

AUSTRALASIAN CORRECTIONAL INVESTMENT PTY LIMITED

ATLANTIC SHORES HEALTHCARE, INC.

MIRAMICHI YOUTH CENTRE MANAGEMENT, INC.

WACKENHUT CORRECTIONS CANADA, INC.

WACKENHUT CORRECTIONS PUERTO RICO, INC.

WCC DEVELOPMENT, INC.

WCC/FL/01, INC.

WCC/FL/02, INC.

WCC REAL ESTATE HOLDINGS, INC.

WACKENHUT CORRECTIONS DESIGN SERVICES, INC.

WCC FINANCIAL, INC.